Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

April 23, 2008

Contact: Rob Doolittle

Tel: 703 876 3199

Fax: 703 876 3555

rdoolitt@generaldynamics.com

General Dynamics Reports Substantial Earnings Growth, Strong Revenue in First Quarter 2008

– Earnings from continuing operations increase 30.2 percent

– EPS from continuing operations increases 32.7 percent

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2008 earnings from continuing operations of $573 million, or $1.42 per share on a fully diluted basis, compared with 2007 first-quarter earnings from continuing operations of $440 million, or $1.07 per share fully diluted. Revenues grew to $7 billion in the quarter, an 11.2 percent increase over first-quarter 2007 revenues of $6.3 billion. Net earnings for the first quarter of 2008 were $572 million, a 31.8 percent increase over first quarter 2007.

Margins

Company-wide operating margins for the first quarter of 2008 increased 150 basis points over the first quarter of 2007, to 12.3 percent.

Backlog

The company’s funded and total backlog each grew by approximately $2.9 billion in the first quarter of 2008, to $40 billion and $49.8 billion respectively at the end of the period. Compared to first-quarter 2007, funded backlog grew by 16 percent and total backlog grew by 14.1 percent.

Cash

Net cash provided by operating activities from continuing operations in the quarter totaled $431 million. Free cash flow from operations, defined as net cash provided by operating activities from continuing operations less capital expenditures, was $346 million for the period.

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“General Dynamics’ performance in the first quarter of 2008 was excellent,” said Nicholas D. Chabraja, chairman and chief executive officer. “Earnings grew substantially over the first quarter of 2007, and significant sales-volume increases in Combat Systems, Marine Systems and the Aerospace segment reflect ongoing demand for each group’s products. While revenue in Information Systems and Technology was essentially unchanged year-over-year, the group’s operating earnings and margin rates increased for the period.

“Orders in the quarter were very strong, with $2.9 billion in future revenue being added to the company’s funded backlog. Notable contract awards include $1.2 billion for upgrades to Abrams tanks, $1.1 billion for a Virginia-class submarine and $1.4 billion for construction of the first DDG-1000 Zumwalt-class destroyer.

“Strong operating performance, lower interest expense and stock-repurchase activity in the quarter all contributed to a 34 percent increase in earnings per share on a fully diluted basis compared to the first quarter of 2007,” Chabraja said.

General Dynamics, headquartered in Falls Church, Virginia, employs approximately 84,000 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter securities analyst conference call, scheduled for 11:30 a.m. Eastern Time on Wednesday, April 23, 2008. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 3 p.m. April 23 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 25482657. The phone replay will be available from 3 p.m. April 23 until midnight April 30, 2008.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	First Quarter		Variance
	2008	2007	$	%
NET SALES	$7,005	$6,300	$705	11.2%
OPERATING COSTS AND EXPENSES	6,144	5,619	(525)

OPERATING EARNINGS	861	681	180	26.4%

Interest, Net	(19)	(26)	7
Other, Net	3	1	2

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	845	656	189	28.8%

Provision for Income Taxes	272	216	(56)

EARNINGS FROM CONTINUING OPERATIONS	$573	$440	$133	30.2%

Discontinued Operations, Net of Tax	(1)	(6)	5

NET EARNINGS	$572	$434	$138	31.8%

EARNINGS PER SHARE — BASIC
Continuing Operations	$1.43	$1.08	$0.35	32.4%
Discontinued Operations	$—	$(0.01)	$0.01

Net Earnings	$1.43	$1.07	$0.36	33.6%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	400.8	405.6

EARNINGS PER SHARE — DILUTED
Continuing Operations	$1.42	$1.07	$0.35	32.7%
Discontinued Operations	$—	$(0.01)	$0.01

Net Earnings	$1.42	$1.06	$0.36	34.0%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	403.9	409.4

Exhibit A

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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)

DOLLARS IN MILLIONS

	First Quarter		Variance
	2008	2007	$	%
NET SALES:
AEROSPACE	$1,279	$1,094	$185	16.9%
COMBAT SYSTEMS	1,997	1,568	429	27.4%
MARINE SYSTEMS	1,378	1,257	121	9.6%
INFORMATION SYSTEMS AND TECHNOLOGY	2,351	2,381	(30)	(1.3)%

TOTAL	$7,005	$6,300	$705	11.2%

OPERATING EARNINGS:
AEROSPACE	$236	$173	$63	36.4%
COMBAT SYSTEMS	259	174	85	48.9%
MARINE SYSTEMS	122	98	24	24.5%
INFORMATION SYSTEMS AND TECHNOLOGY	260	250	10	4.0%
CORPORATE	(16)	(14)	(2)	(14.3)%

TOTAL	$861	$681	$180	26.4%

OPERATING MARGINS:
AEROSPACE	18.5%	15.8%
COMBAT SYSTEMS	13.0%	11.1%
MARINE SYSTEMS	8.9%	7.8%
INFORMATION SYSTEMS AND TECHNOLOGY	11.1%	10.5%
TOTAL	12.3%	10.8%

Exhibit B

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PRELIMINARY CONSOLIDATED BALANCE SHEET (UNAUDITED)

DOLLARS IN MILLIONS

	March 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and equivalents	$2,605	$2,891
Accounts receivable	2,976	2,874
Contracts in process	4,381	4,337
Inventories	1,663	1,621
Other current assets	565	575

Total Current Assets	12,190	12,298

Noncurrent Assets:
Property, plant and equipment, net	2,487	2,472
Intangible assets, net	954	972
Goodwill	8,979	8,942
Other assets	1,097	1,049

Total Noncurrent Assets	13,517	13,435

Total Assets	$25,707	$25,733

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term debt and current portion of long-term debt	$673	$673
Accounts payable	2,091	2,318
Customer advances and deposits	3,483	3,440
Other current liabilities	2,809	2,733

Total Current Liabilities	9,056	9,164

Noncurrent Liabilities:
Long-term debt	2,117	2,118
Other liabilities	2,757	2,683
Commitments and contingencies

Total Noncurrent Liabilities	4,874	4,801

Shareholders’ Equity:
Common stock	482	482
Surplus	1,190	1,141
Retained earnings	11,812	11,379
Treasury stock	(2,399)	(1,881)
Accumulated other comprehensive income	692	647

Total Shareholders’ Equity	11,777	11,768

Total Liabilities and Shareholders’ Equity	$25,707	$25,733

Exhibit C

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PRELIMINARY CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

DOLLARS IN MILLIONS

	Three Months Ended
	March 30, 2008	April 1, 2007
Cash Flows from Operating Activities:
Net earnings	$572	$434
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	69	62
Amortization	33	39
Stock-based compensation expense	23	19
Excess tax benefit from stock-based compensation	(15)	(18)
Deferred income tax (benefit) provision	(1)	24
Discontinued operations, net of tax	1	6
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(97)	74
Contracts in process	(41)	(119)
Inventories	(42)	(92)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(231)	(54)
Customer advances and deposits	52	90
Income taxes payable	230	152
Other current liabilities	(140)	(85)
Other, net	18	(10)

Net Cash Provided by Operating Activities from Continuing Operations	431	522
Net Cash Used by Discontinued Operations — Operating Activities	(1)	(9)

Net Cash Provided by Operating Activities	430	513

Cash Flows from Investing Activities:
Purchases of available-for-sale securities	(973)	(30)
Sales/maturities of available-for-sale securities	968	26
Capital expenditures	(85)	(53)
Business acquisitions, net of cash acquired	(65)	(298)
Proceeds from sale of assets, net	31	14

Net Cash Used by Investing Activities	(124)	(341)

Cash Flows from Financing Activities:
Purchases of common stock	(519)	(153)
Dividends paid	(117)	(93)
Proceeds from option exercises	30	58
Excess tax benefit from stock-based compensation	15	18
Other, net	(1)	(114)

Net Cash Used by Financing Activities	(592)	(284)

Net Decrease in Cash and Equivalents	(286)	(112)
Cash and Equivalents at Beginning of Period	2,891	1,604

Cash and Equivalents at End of Period	$2,605	$1,492

Exhibit D

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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	First Quarter 2008	First Quarter 2007
Non-GAAP Financial Measures:

Free Cash Flow from Operations:
Net Cash Provided by Operating Activities from Continuing Operations	$431	$522
Capital Expenditures	(85)	(53)

Free Cash Flow from Operations (A)	$346	$469

Return on Invested Capital:
Earnings from Continuing Operations	$2,213	$1,763
After-Tax Interest Expense	94	104
After-Tax Amortization Expense	95	98

Net Operating Profit after Taxes	2,402	1,965
Average Debt and Equity	13,822	12,507

Return on Invested Capital (B)	17.4%	15.7%

Other Financial Information:
Debt-to-Equity (C)	23.7%	27.7%
Debt-to-Capital (D)	19.2%	21.7%
Book Value per Share (E)	$29.57	$24.90
Total Taxes Paid	$41	$26
Company Sponsored Research and Development (F)	$110	$98
Employment	84,000	82,600
Sales Per Employee (G)	$335,900	$308,900
Shares Outstanding	398,321,560	404,665,744

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The company uses free cash flow from operations to assess the quality of its earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities from continuing operations.
(B)	The company’s management believes return on invested capital is a measurement that is useful to investors, because it reflects the company’s ability to generate returns from the capital it has deployed in its operations. The company uses ROIC to evaluate investment decisions and as a performance measure in evaluating management. The company defines ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations.
(C)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.
(D)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.
(E)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.
(F)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.
(G)	Sales per employee is calculated by dividing net sales for the latest 12-month period by the company’s average number of employees during that period.

Exhibit E

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BACKLOG (UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
First Quarter 2008
AEROSPACE	$11,802	$650	$12,452	$926	$13,378
COMBAT SYSTEMS	11,116	3,171	14,287	2,292	16,579
MARINE SYSTEMS	9,552	3,056	12,608	2,272	14,880
INFORMATION SYSTEMS AND TECHNOLOGY	7,582	2,838	10,420	9,142	19,562

TOTAL	$40,052	$9,715	$49,767	$14,632	$64,399

Fourth Quarter 2007
AEROSPACE	$11,591	$665	$12,256	$925	$13,181
COMBAT SYSTEMS	10,824	2,077	12,901	2,347	15,248
MARINE SYSTEMS	7,621	4,439	12,060	2,513	14,573
INFORMATION SYSTEMS AND TECHNOLOGY	7,158	2,457	9,615	8,721	18,336

TOTAL	$37,194	$9,638	$46,832	$14,506	$61,338

First Quarter 2007
AEROSPACE	$7,716	$730	$8,446	$964	$9,410
COMBAT SYSTEMS	10,550	1,809	12,359	1,818	14,177
MARINE SYSTEMS	8,927	4,445	13,372	237	13,609
INFORMATION SYSTEMS AND TECHNOLOGY	7,343	2,111	9,454	7,998	17,452

TOTAL	$34,536	$9,095	$43,631	$11,017	$54,648

*	The estimated potential contract value represents management’s estimate of the company’s future contract value under indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts. Because the value in the IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

Exhibit F

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FIRST QUARTER 2008 SIGNIFICANT ORDERS (UNAUDITED)

DOLLARS IN MILLIONS

General Dynamics received the following significant contract orders during the first quarter of 2008:

Combat Systems

•	A multi-year contract from the U.S. Army worth $1.2 billion to upgrade 435 M1A1 Abrams main battle tanks to the M1A2 System Enhancement Package (SEP) Version Two (V2) configuration.

•	$359 from the Army to continue performing contractor logistics support for the Stryker program.

•	Combined orders worth $200 from the Army for Abrams Tank Systems Technical Support, bringing the total contract value to over $600.

•	$127 for 186 armored Cougar vehicles and related spares and support under the Mine Resistant Ambush Protected (MRAP) vehicle program.

•	$81 for RG-31 support, spares and training under the MRAP vehicle program.

•	$97 from the Marine Corps to continue the System Development and Demonstration phase of the Expeditionary Fighting Vehicle program.

•	$166 from the Army for the production of Hydra-70 (2.75-inch) rockets. This order brings the total contract value to date to almost $700. The contract has a potential value of over $900.

•	$110 from the Army for the production of small-caliber ammunition. This award brings the total contract value to date to approximately $630.

Marine Systems

•	$1.1 billion in funding from the U.S. Navy for the final Block II Virginia-class submarine.

•	$325 from the Navy to purchase long-lead materials for the first Block III Virginia-class submarine.

•	$1.4 billion from the Navy to build the first DDG-1000 Zumwalt-class destroyer.

•	$360 from the Navy for the construction of the 10th T-AKE combat-logistics ship and $100 to purchase long-lead materials for the 11th ship.

Information Systems and Technology

•	$263 for the system development and demonstration of the Integrated Computer System for the Future Combat Systems (FCS) program. This award brings the total contract value to over $800.

•

$133 from the Marine Corps to produce units of the next generation Tactical Data Network (TDN)-Data Distribution Systems-Modular. This indefinite delivery, indefinite quantity (IDIQ) contract has a potential value of $375.

•

$78 from the Army to provide specialized satellite communications earth terminals and support services for Increment One of the Warfighter Information Network-Tactical (WIN-T) program. This contract has a potential value of over $700.

•	$374 from the National Geospatial Intelligence Agency to plan, engineer, design, install, test and operate IT infrastructure. This contract has a potential value of $970.

•	$30 from the Navy to provide systems engineering and program management support to the Aegis Ballistic Missile Defense program. This contract has a potential value of over $190.

Exhibit G

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AIRCRAFT DELIVERIES (UNAUDITED)

	First Quarter
	2008	2007
GREEN (UNITS):
LARGE AIRCRAFT	22	19
MID-SIZE AIRCRAFT	15	11

TOTAL	37	30

COMPLETIONS (UNITS):
LARGE AIRCRAFT	20	20
MID-SIZE AIRCRAFT	16	10

TOTAL	36	30

PRE-OWNED:
UNITS	1	2

SALES (millions)	$9	$21
OPERATING EARNINGS (millions)	$1	$2

AEROSPACE MARGINS
EXCLUDING PRE-OWNED ACTIVITY	18.5%	15.9%

Exhibit H

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